COMPANY CONTACT:   Investor Relations Contact:
Tony M. Shelby, Chief Financial Officer       Linda Latman (212) 836-9609
(405) 235-4546                    Lena Cati (212) 836-9611
The Equity Group Inc.

FOR IMMEDIATE RELEASE

LSB INDUSTRIES, INC. REPORTS RESULTS
FOR THE 2006 FOURTH QUARTER AND YEAR
Net Sales Increase of 24% Produces 84% Gain in Operating Income
For The Year

Oklahoma City, Oklahoma . . . March 20, 2007 . . . LSB Industries, Inc. (AMEX:LXU), today reported results for the fourth quarter and year ended December 31, 2006.

Fourth Quarter 2006 Compared to Fourth Quarter 2005:
▪	Net sales increased 30% to $123.7 million from $95.5 million;
▪	Operating income rose 144% to $6.6 million from $2.7 million;
▪	Net income was $3.4 million compared to a loss of $45,000;
▪	After deducting preferred stock dividend requirements, net income applicable to common stock was $2.4 million, compared to a net loss in 2005 of $.7 million;
▪	Diluted earnings per share rose to $.14 per share from a loss per share of $.05.

2006 Compared to 2005:
▪	Net sales increased 24% to $492.0 million from $397.1 million;
▪	Operating income was $27.6 million, up 84% compared to $15.0 million;
▪	Net income of $15.9 million was 212% ahead of last year’s $5.1 million;
▪	After preferred stock dividend requirements, net income applicable to common stock was $13.3 million, up 375% from $2.8 million;
▪	Diluted earnings per share were $.78, or 311% ahead of last year’s $.19.

Business Overview
LSB’s CEO, Jack E. Golsen, noted that fourth quarter results continued the trend of the first three quarters, making 2006 a record year for LSB for both revenues and income from operations. “Our Climate Control and Chemical Businesses both achieved significant gains in revenue and operating income. The Climate Control Business had especially robust sales growth led by geothermal and water source heat pumps. Our Chemical Business also turned in improved results, spearheaded by industrial sales, despite the serious drought during the 2006 growing season that affected agricultural product sales.”

(more)

LSB Industries, Inc. News Release                                                    Page 2
March 20, 2007

Conference Call
LSB will host a conference call covering the fourth quarter and year 2006 results on Wednesday, March 21, 2007 at 11:00 am EDT/ 10:00 am CDT. You are invited to listen to the call by dialing: 1-706-679-3079. Additionally, there will be a webcast posted on the Company’s website at www.lsb-okc.com.

LSB Industries, Inc.

We are a diversified holding company and our principal business activities consist of the:

•
Climate Control Business engaged in the manufacturing and selling of a broad range of air conditioning and heating products consisting of water source heat pumps including geothermal heat pumps, hydronic fan coils, large custom air handlers and other products used in commercial and residential new building construction, renovation of existing buildings and replacement of existing systems.

•	Chemical Business engaged in the manufacturing and selling of chemical products produced from plants in Texas, Arkansas and Alabama for the industrial, mining and agricultural markets.

# # #

See Accompanying Tables

LSB Industries, Inc. News Release                                                    Page 3
March 20, 2007

LSB Industries, Inc.
Financial Highlights
Years and Three Months Ended December 31, 2006 and 2005
(unaudited)

Year Ended December 31,	Three Months Ended December 31,
2006	2005	2006	2005
(In Thousands, Except Share and Per Share Amounts)
Net sales	$491,952	$397,115	$123,736	$95,454
Cost of sales	400,675	330,237	101,264	79,277
Gross profit	91,277	66,878	22,472	16,177

Selling, general and administrative expense	64,134	53,453	17,378	13,676
Provision for losses (recovery of) on accounts receivable	426	810	(173)	82
Other expense	722	332	16	184
Other income	(1,559)	(2,682)	(1,328)	(439)
Operating income	27,554	14,965	6,579	2,674

Interest expense	11,915	11,407	2,958	2,780
Non-operating other income, net	(624)	(1,561)	(59)	(36)
Income (loss) from continuing operations before provision for income taxes and equity in earnings (losses) of affiliate	16,263	5,119	3,680	(70)
Provision for income taxes	601	118	193	34
Equity in earnings (losses) of affiliate, net of income taxes	(521)	(745)	90	(191)
Income from continuing operations	16,183	5,746	3,397	87

Net loss from discontinued operations	253	644	9	132
Net income (loss)	15,930	5,102	3,388	(45)

Preferred stock dividend requirements	2,630	2,283	975	612
Net income (loss) applicable to common stock	$13,300	$2,819	$2,413	$(657)

Weighted average common shares:
Basic	14,331,963	13,617,418	15,810,883	13,756,647

Diluted	20,871,659	14,906,711	17,813,675	14,936,692

Income (loss) per common share:
Basic:
Income (loss) from continuing operations	$.95	$.26	$.15	$(.04)
Net loss from discontinued operations	(.02)	(.05)	-	(.01)
Net income (loss)	$.93	$.21	$.15	$(.05)

Diluted:
Income (loss) from continuing operations	$.79	$.23	$.14	$(.04)
Net loss from discontinued operations	(.01)	(.04)	-	(.01)
Net income (loss)	$.78	$.19	$.14	$(.05)

(See accompanying notes)

LSB Industries, Inc. News Release                                                   Page 4
March 20, 2007

LSB Industries, Inc.
Notes to Unaudited Financial Highlights
Years and Three Months Ended December 31, 2006 and 2005
(unaudited)

Note 1:	Net income applicable to common stock is computed by adjusting net income by the amount of preferred stock dividend requirements.

Note 2:
During each of the four quarters of 2006, our Board of Directors declared and we paid nominal dividends on certain outstanding series of our preferred stock as follows: $.10 per share on our outstanding Series 2 Preferred, $.37 per share on our outstanding Series B Preferred, and $.31 per share on our outstanding Non-Cumulative Redeemable Preferred. These dividends were not for the full amount of the required quarterly dividends pursuant to the terms of all of our outstanding series of preferred stock.

Note 3:
Basic net income (loss) per common share is based upon net income (loss) applicable to common stock and the weighted average number of common shares outstanding during each period. Diluted income (loss) per share, if applicable, is based on net income (loss) applicable to common stock plus preferred stock dividend requirements on preferred stock assumed to be converted, if dilutive, and interest expense including amortization of debt issuance costs, net of income taxes, on convertible debt assumed to be converted, if dilutive, and the weighted average number of common shares and dilutive common equivalent shares outstanding, and the assumed conversion of dilutive convertible securities outstanding.

Note 4:	Information about the Company’s operations in different industry segments for the year and three months ended December 31, 2006 and 2005 is detailed on the following page.

LSB Industries, Inc. News Release                                                    Page 5
March 20, 2007

LSB INDUSTRIES, INC.
Notes to Unaudited Financial Highlights
Years and Three Months Ended December 31, 2006 and 2005
(unaudited)

Year Ended December 31,	Three Months Ended December 31,
2006	2005	2006	2005
(In Thousands)
Net sales:
Climate Control	$221,161	$156,859	$60,916	$39,566
Chemical	260,651	233,447	59,190	53,744
Other	10,140	6,809	3,630	2,144
	$491,952	$397,115	$123,736	$95,454

Gross profit:
Climate Control	$65,496	$48,122	$17,134	$12,232
Chemical	22,438	16,426	4,240	3,209
Other	3,343	2,330	1,098	736
	$91,277	$66,878	$22,472	$16,177

Operating income:
Climate Control	$25,428	$14,097	$6,948	$3,815
Chemical	10,200	7,703	1,413	778
General corporate expenses and other business operations, net	(8,074)	(6,835)	(1,782)	(1,919)
	27,554	14,965	6,579	2,674

Interest expense	(11,915)	(11,407)	(2,958)	(2,780)
Non-operating other income, net:
Climate Control	1	-	-	-
Chemical	311	362	50	28
Corporate and other business operations	312	1,199	9	8
Provision for income taxes	(601)	(118)	(193)	(34)
Equity in earnings (losses) of affiliate, net of income taxes-Climate Control	521	745	(90)	191
Income from continuing operations	$16,183	$5,746	$3,397	$87

Notes:
Gross profit by industry segment represents net sales less cost of sales. Amounts classified as “Other” relates to the sales of industrial machinery and components.

Operating income by industry segment represents gross profit by industry segment less selling, general and administrative expense (“SG&A”) incurred by each industry segment plus other income and other expense earned/incurred by each industry segment before general corporate expenses and other business operations, net. General corporate expenses and other business operations, net consist of unallocated portions of gross profit, SG&A, other income and other expense.